Exhibit 99.1

Press Release
Acutus Medical Reports Fourth Quarter and Full Year 2021 Financial Results
Carlsbad, Calif. – March 30, 2022 – Acutus Medical, Inc. (“Acutus” or the “Company”) (Nasdaq: AFIB), an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated, today reported results for the fourth quarter and full year ended December 31, 2021.
Recent Highlights:
•Reported revenue of $4.4 million for the fourth quarter of 2021, compared to $2.6 million for the same quarter last year.
•Reported revenue of $17.3 million for the full year of 2021, compared to $8.5 million for the full year of 2020.
•Global procedure volumes increased nearly 70% for the full year of 2021, compared to the full year of 2020.
•Initiated CE Mark Study for Pulsed Field Ablation.

“Amidst dynamic market conditions, our fourth quarter operating results were led by strength in our businesses outside the United States, as our complete mapping and therapy system continues to gain traction across the region. We enter the new year with a refreshed and highly focused strategy for 2022 to drive commercial performance, sustain innovation and strengthen our financial position. With this strategy, we plan to place a greater emphasis on procedure volumes and utilization over installed base growth during this calendar year. We are pleased with the progress we are seeing here in the first quarter,” said Vince Burgess, President & CEO of Acutus. “We are also putting programs in place to improve gross margins and moderate operating expenses, including the sizeable restructuring we announced in January of 2022.”

Mr. Burgess continued “In addition to our organic initiatives to drive value creation for all stakeholders, we have retained several specialized third-party consultants and advisors to review our strategy as well as a range of options to fund our long-term growth, including non-dilutive financing, partnerships, licensing and distribution agreements.”
Fourth Quarter 2021 Financial Results
Revenue was $4.4 million for the fourth quarter of 2021, an increase of 69% compared to $2.6 million for the fourth quarter of 2020. The improvement over the same quarter last year was driven by increased direct sales of Acutus disposables and higher procedure volumes, as well as increased distributor sales through the Company’s partner, Biotronik. Gross margin on a GAAP basis was negative 128% for the fourth quarter of 2021, compared with negative 90% for the same quarter last year. The change was driven by several factors including recognition of capitalized manufacturing variances, higher depreciation associated with placed equipment, and higher field service and freight expenses. The Company continues to make significant investments in its manufacturing infrastructure to support rapid adoption of its broad product portfolio and to position it to scale in-house production as the business grows. As production volumes increase over time and the Company recognizes the benefits of cost optimization initiatives, it expects gross margin to improve.

Operating expenses on a GAAP basis were $24.3 million for the fourth quarter of 2021, compared with $25.7 million for the same quarter last year. The decrease was primarily driven by a change in fair value of the contingent consideration related to the acquisition of Rhythm Xience, Inc., the timing of certain research and development investments and lower discretionary expenses.

Net loss on a GAAP basis was $31.3 million for the fourth quarter of 2021 and net loss per share was $1.12 on a weighted average basic and diluted outstanding share count of 28.0 million, compared to $29.4 million and a net loss per share of $1.05 on a weighted average basic and diluted outstanding share count of 27.9 million for the same period of the prior year. Excluding income tax expense, amortization of acquired intangibles, non-cash stock-based compensation expense and changes in the fair value of contingent consideration, the Company’s non-GAAP net loss for the fourth quarter of 2021 was $28.0 million, or $1.00 per share, compared to $24.9 million, or $0.89 per share, for the fourth quarter of 2020.

Cash, cash equivalents, marketable securities and restricted cash were $108.0 million as of December 31, 2021.

Full Year 2021 Financial Results
Revenue was $17.3 million for the full year of 2021, an increase of 104% compared to $8.5 million in the prior year, driven by direct sales of Acutus disposables, sales of the AcQMap consoles and distributor sales through the Company’s partner, Biotronik. Gross margin on a GAAP basis was negative 91% for the full year of 2021, compared with negative 88% in the prior

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year driven by several factors including, product and geographic mix, higher depreciation associated with placed equipment, higher field service expenses, as well as the write-off of excess and obsolete inventory in 2021.

Operating expenses were $96.5 million for the full year of 2021, compared with $83.9 million in the prior year. The increase was driven primarily by selling, general and administrative expenses related to growth in the commercial team in conjunction with the Company’s full commercial launch, a full year of costs related to being a public company, and various research and development projects, partially offset by the change in fair value of contingent consideration.

Net loss on a GAAP basis was $117.7 million for the full year of 2021 and net loss per share was $4.11 on a weighted average basic and diluted outstanding share count of 28.7 million, compared to $102.0 million and a net loss per share of $8.94 on a weighted average basic and diluted outstanding share count of 11.4 million in the prior year. Excluding income tax expense, amortization of acquired intangibles, non-cash stock-based compensation expense, remeasurement of the warrant liability and changes in the fair value of contingent consideration, the Company’s non-GAAP net loss for the full year of 2021 was $107.0 million, or $3.74 per share, compared to $83.7 million, or $3.91 per share, for 2020.

Outlook
Headwinds associated with COVID-19 persisted through the fourth quarter of 2021 and into early 2022. Management continues to view the current situation with COVID-19 as being fluid, and the potential impact on the Company’s business from hospital and government actions in response to potential resurgences in COVID-19 cases, COVID-19-related hospital admissions, restrictions on lab access and new technology assessments and hospital staffing shortages are all factors that could influence performance. In addition, the Company is actively monitoring supply chain dynamics and is working to mitigate potential shortages for critical materials.

For the first quarter of 2022, management expects revenue in a range of $3.2-3.5 million. Management will provide further details regarding its outlook during the Company’s fourth quarter and full year 2021 earnings call.
Non-GAAP Financial Measures
This press release includes references to non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important indicators of its operating performance because they exclude items that are primarily non-cash accounting line items unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as Acutus calculates them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. Non-GAAP net loss is defined as net loss before income taxes, adjusted for stock-based compensation, amortization of acquisition-related intangibles, acquisition related costs, discontinued operations, asset impairments, non-operating items, restructuring charges, stock repurchases and other adjustments. To the extent such non-GAAP financial measures are used in the future, the Company expects to calculate them using a consistent method from period to period. A reconciliation of the most directly comparable GAAP financial measure to the non-GAAP financial measure has been provided under the heading “Reconciliation of GAAP Results to Non-GAAP Results” in the financial statement tables attached to this press release.
Webcast and Conference Call Information
Acutus will host a conference call to discuss the fourth quarter and full year 2021 financial results after market close on Wednesday, March 30, 2022 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone (833) 570-1131 for U.S. callers or (914) 987-7078 for international callers, using conference ID: 4985645. The live webinar can be accessed at https://ir.acutusmedical.com.
About Acutus
Acutus is an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated. Acutus is committed to advancing the field of electrophysiology with a unique array of products and technologies which will enable more physicians to treat more patients more efficiently and effectively. Through internal product development, acquisitions and global partnerships, Acutus has established a global sales presence delivering a broad portfolio of highly differentiated electrophysiology products that provide its customers with a complete solution for catheter-based treatment of cardiac arrhythmias. Founded in 2011, Acutus is based in Carlsbad, California.

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Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, continued acceptance of its products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase the Company’s systems and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States and globally, including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the impact of the coronavirus (COVID-19) pandemic and Acutus’ response to it and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:	Media Contact:
Caroline Corner	Holly Windler
Westwicke ICR	M: 619-929-1275
D: 415-202-5678	media@acutusmedical.com
caroline.corner@westwicke.com

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Acutus Medical, Inc.
Consolidated Balance Sheets

(in thousands, except per share amounts)	December 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,071	$25,234
Marketable securities, short-term	76,702	105,839
Restricted cash	150	150
Accounts receivable	3,633	2,160
Inventory	16,408	12,958
Prepaid expenses and other current assets	5,326	5,047
Total current assets	126,290	151,388

Marketable securities, long-term	7,120	8,726
Property and equipment, net	13,670	12,356
Right-of-use assets, net	4,521	1,669
Intangible assets, net	5,013	5,653
Goodwill	12,026	12,026
Other assets	1,152	717
Total assets	$169,792	$192,535

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,519	$8,266
Accrued liabilities	9,096	7,308
Contingent consideration, short-term	1,500	5,400
Operating lease liabilities, short-term	395	933
Total current liabilities	18,510	21,907

Operating lease liabilities, long-term	4,591	1,134
Long-term debt	40,415	39,011
Contingent consideration, long-term	500	3,900
Other long-term liabilities	50	—
Total liabilities	64,066	65,952

Stockholders' equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	28	28
Additional paid-in capital	584,613	487,290
Accumulated deficit	(478,698)	(361,015)
Accumulated other comprehensive (loss) income	(217)	280
Total stockholders' equity	105,726	126,583
Total liabilities and stockholders' equity	$169,792	$192,535

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Acutus Medical, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share amounts)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue	$4,362	$2,574	$17,263	$8,464

Costs and operating expenses:
Cost of products sold	9,939	4,891	32,925	15,889
Research and development	8,840	8,962	36,683	33,454
Selling, general and administrative	15,865	15,164	63,523	50,357
Change in fair value of contingent consideration	(382)	1,563	(3,746)	97
Total costs and operating expenses	34,262	30,580	129,385	99,797
Loss from operations	(29,900)	(28,006)	(112,122)	(91,333)

Other income (expense):
Change in fair value of warrant liability	—	—	—	(5,555)
Interest income	28	43	116	436
Interest expense	(1,392)	(1,416)	(5,677)	(5,506)
Total other expense, net	(1,364)	(1,373)	(5,561)	(10,625)
Loss before income taxes	(31,264)	(29,379)	(117,683)	(101,958)
Income tax expense	—	23	—	23
Net loss	$(31,264)	$(29,402)	$(117,683)	$(101,981)

Other comprehensive income (loss)
Unrealized loss on marketable securities	(34)	(3)	(37)	(53)
Foreign currency translation adjustment	(143)	216	(460)	363
Comprehensive loss	$(31,441)	$(29,189)	$(118,180)	$(101,671)

Net loss per common share, basic and diluted	$(1.12)	$(1.05)	$(4.11)	$(8.94)
Weighted average shares outstanding, basic and diluted	27,953,803	27,897,224	28,654,313	11,407,542

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Acutus Medical, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2021	2020
Cash flows from operating activities	(unaudited)
Net loss	$(117,683)	$(101,981)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	5,754	2,763
AcQMap Systems converted to sales	2,182	—
Sales-type lease loss	28	—
Amortization of intangible assets	640	457
Non-cash stock-based compensation expense	13,754	12,103
Amortization of premiums/(accretion of discounts) on marketable securities, net	1,277	484
Amortization of debt issuance costs	1,404	767
Amortization of right-of-use assets	496	684
Change in fair value of warrant liability	—	5,555
Change in fair value of contingent consideration	(3,746)	97
Changes in operating assets and liabilities:
Accounts receivable	(1,473)	(1,897)
Inventory	(3,872)	(3,891)
Prepaid expenses and other current assets	1,133	(3,383)
Other assets	304	(622)
Accounts payable	(871)	2,283
Accrued liabilities	1,549	2,232
Operating lease liabilities	(608)	(820)
Other long-term liabilities	50	—
Net cash used in operating activities	(99,682)	(85,169)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(87,258)	(114,694)
Sales of available-for-sale marketable securities	8,590	17,095
Maturities of available-for-sale marketable securities	107,707	45,000
Purchases of property and equipment	(9,973)	(11,225)
Net cash provided by (used in) investing activities	19,066	(63,824)

Cash flows from financing activities
Payment of deferred offering costs	(580)	—
Payment of contingent consideration	(3,435)	(2,500)
Payment of contingent consideration into escrow	(224)	—
Proceeds from warrant exercise	—	13
Proceeds from the issuance of common stock, net of issuance costs	82,657	166,286
Proceeds from stock options exercises	711	634
Proceeds from Employee Stock Purchase Plan	440	—
Net cash provided by financing activities	79,569	164,433
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(116)	342
Net change in cash, cash equivalents and restricted cash	(1,163)	15,782
Cash, cash equivalents and restricted cash, at the beginning of the period	25,384	9,602
Cash, cash equivalents and restricted cash, at the end of the period	$24,221	$25,384

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Acutus Medical, Inc.
Reconciliation of GAAP Results to Non-GAAP Results
(Unaudited)

Three Months Ended December 31, 2021	Cost of products sold	Research and development	Selling, general and administrative	Loss from operations	Other expenses, net	Net loss	Basic and diluted EPS
Reported	$9,939	$8,840	$15,865	$(29,900)	$(1,364)	$(31,264)	$(1.12)
Amortization of acquired intangibles	(155)	—	(5)	160	—	160	0.01
Stock-based compensation	(241)	(543)	(2,710)	3,494	—	3,494	0.12
Change in fair value of contingent consideration	—	—	—	(382)	—	(382)	(0.01)
Adjusted	$9,543	$8,297	$13,150	$(26,628)	$(1,364)	$(27,992)	$(1.00)

Three Months Ended December 31, 2020	Cost of products sold	Research and development	Selling, general and administrative	Loss from operations	Other expenses, net	Net loss	Basic and diluted EPS
Reported	$4,891	$8,962	$15,164	$(28,006)	$(1,373)	$(29,402)	$(1.05)
Income tax expense	—	—	—	—	23	23	—
Amortization of acquired intangibles	—	—	(127)	127	—	127	—
Stock-based compensation	(147)	(305)	(2,379)	2,831	—	2,831	0.10
Change in fair value of contingent consideration	—	—	—	1,563	—	1,563	0.06
Adjusted	$4,744	$8,657	$12,658	$(23,485)	$(1,350)	$(24,858)	$(0.89)

Year Ended December 31, 2021	Cost of products sold	Research and development	Selling, general and administrative	Loss from operations	Other expenses, net	Net loss	Basic and diluted EPS
Reported	$32,925	$36,683	$63,523	$(112,122)	$(5,561)	$(117,683)	$(4.11)
Amortization of acquired intangibles	(310)	—	(330)	640	—	640	0.02
Stock-based compensation	(864)	(2,181)	(10,709)	13,754	—	13,754	0.48
Change in fair value of contingent consideration	—	—	—	(3,746)	—	(3,746)	(0.13)
Adjusted	$31,751	$34,502	$52,484	$(101,474)	$(5,561)	$(107,035)	$(3.74)

Year Ended December 31, 2020	Cost of products sold	Research and development	Selling, general and administrative	Loss from operations	Other expenses, net	Net loss	Basic and diluted EPS
Reported	$15,889	$33,454	$50,357	$(91,333)	$(10,625)	$(101,981)	$(8.94)
Adjustment for assumed conversion of convertible preferred stock	—	—	—	—	—	—	4.18
Income tax expense	—	—	—	—	23	23	—
Amortization of acquired intangibles	—	—	(457)	457	—	457	0.02
Stock-based compensation	(440)	(873)	(10,790)	12,103	—	12,103	0.57
Change in fair value of warrant liability	—	—	—	5,555	—	5,555	0.26
Change in fair value of contingent consideration	—	—	—	97	—	97	—
Adjusted	$15,449	$32,581	$39,110	$(73,121)	$(10,602)	$(83,746)	$(3.91)

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	Three Months Ended		Year Ended
	December 31,		December 31
	2021	2020	2021	2020
Denominator
Weighted average shares of common stock outstanding used in GAAP per share calculations	27,953,803	27,897,224	28,654,313	11,407,542
Adjustments to reflect the assumed conversion of convertible preferred stock (1)	—	—	—	10,011,751
Shares used in non-GAAP per share calculations	27,953,803	27,897,224	28,654,313	21,419,293
(1) Assumes the conversion of outstanding shares of convertible preferred stock into shares of common stock prior to the Company’s initial public stock offering as if such conversion had occurred at the beginning of the period or their issuance dates, if later.

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Acutus Medical, Inc.
Key Business Metrics
(Unaudited)
Installed Base & Procedure Volumes
The total installed base as of, and procedure volumes for the three months ended March 31, 2021 and 2020, June 30, 2021 and 2020, September 30, 2021 and 2020, and December 31, 2021 and 2020, are set forth in the table below:

	March 31,		June 30,		September 30,		December 31,
	2021	2020	2021	2020	2021	2020	2021	2020

Key Business Metrics
Installed base (2)	62	31	70	38	71	49	77	58
Procedure volumes	367	177	401	150	377	256	425	347
(2) Installed base includes AcQMap Systems.

Revenue
The following table sets forth the Company’s revenue for disposables, systems and service/other for both the three months and the years ended December 31, 2021 and 2020 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Disposables	$3,249	$2,353	$11,938	$6,713
Systems	761	175	4,058	1,660
Service/Other	352	46	1,267	91
Total revenue	$4,362	$2,574	$17,263	$8,464
The following table provides revenue by geographic location for both the three months and the years ended December 31, 2021 and 2020 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
United States	$2,069	$1,578	$8,325	$4,854
Outside the United States	2,293	996	8,938	3,610
Total revenue	$4,362	$2,574	$17,263	$8,464